Exhibit 3.2

FIFTH AMENDED AND RESTATED BYLAWS

OF

SABRE CORPORATION

(as of April 23, 2019)

ARTICLE I

OFFICES

1.1    Registered Office. The Corporation shall have and maintain at all times (i) a registered office in the State of Delaware, which office shall be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, in the State of Delaware 19808; and (ii) a registered agent located at such address whose name is Corporation Service Company, until changed from time to time as provided by the DGCL.

1.2    Other Offices. The principal office of the Corporation may be located within or without the State of Delaware, as designated by the Board of Directors. The Corporation may have other offices and other places of business at such places within or without the State of Delaware as shall be determined by the Board of Directors or as may be required by the business of the Corporation.

ARTICLE II

STOCKHOLDERS

2.1    Annual Meeting. The annual meeting of stockholders shall be held each calendar year at the place, either within or without the State of Delaware, or by remote communication as authorized by Section 211(a)(2) of the DGCL and Section 2.13, or both, and at the date and time determined by the Board of Directors, by resolution, from time to time. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation or elsewhere in these Bylaws, shall be for the purpose of electing Directors and for such other purposes as may properly come before it. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

2.2    Special Meetings. Special meetings of the stockholders may be called only in the manner set forth in the Certificate of Incorporation. Any such special meeting shall be held at such place, either within or without the State of Delaware, or by remote communication as authorized by Section 211(a)(2) of the DGCL and Section 2.13, or both, and at such date and time determined by the Board of Directors or as the Chairperson of the Board shall designate, as set forth in the notice of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Corporation may postpone, reschedule or cancel any special meeting of stockholders scheduled by the Board of Directors or Chairperson of the Board.

2.3    Place of Meetings. All meetings of stockholders shall be held at the principal executive office of the Corporation unless (a) a different place is fixed by the Board of Directors or the Chairperson of the Board and is specified in the notice of the meeting; or (b) the meeting is held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL and Section 2.13.

2.4    Notice of Meetings.

(a)    A written notice of meeting that states the date, time and either the place or the means of remote communication authorized by Section 211(a)(2) of the DGCL and Section 2.13, or both, in the case of a special meeting, the purpose or purposes for which the meeting is called, and any other information required by applicable law shall be delivered personally or mailed in a postage prepaid envelope or, to the extent and in the manner permitted by applicable law, by any form of electronic transmission (with the consent of the stockholder to the extent required by applicable law) no fewer than 10 nor more than 60 days before the meeting date to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except that where any other minimum or maximum notice period for any action to be taken at such meeting is required under the DGCL, then such other minimum or maximum notice period shall control.

(b)    Notices pursuant to this Section 2.4 are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, or, if a stockholder shall have filed with the Secretary a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address; (ii) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (iii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive such notice; (iv) if by posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting; and (v) if by any other form of electronic transmission, when directed to the stockholder as required by law and, to the extent required by applicable law, in the manner consented to by the stockholder. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, an Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

2.5    Notice of Adjourned Meeting. If an annual or special meeting of stockholders is adjourned to a different date, time or place or means of remote communications, written notice need not be given of the new date, time or place or means or remote communications if the new date, time or place or means of remote communication are announced at the meeting at which the adjournment is taken before such adjournment; provided, however, that if the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in conformity with this Article II. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.6    Waiver of Notice. Notice of any meeting of stockholders shall not be required to be given to any stockholder who attends such meeting in person or by proxy and does not, at the beginning of such meeting, object to the transaction of any business because the meeting has not been lawfully called or convened, or who, either before or after the meeting, submits a signed waiver of notice or waives notice by electronic transmission, in person or by proxy. To the extent permitted by law, a stockholder’s attendance at an annual meeting, in person or by proxy, waives objection to consideration of a particular matter at such annual meeting that is not within the purpose or purposes (if any) described in the meeting notice, unless the stockholder objects to considering the matter when it is presented. Any stockholder so waiving notice of a meeting shall be bound by the proceedings of such meeting in all respects as if due notice thereof had been given.

2.7    Quorum.

(a)    At any meeting of the stockholders, the holders of a majority in voting power of the outstanding shares of capital stock entitled to be voted at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, except to the extent that the presence of a larger number is required by law, the Certificate of Incorporation or any other provision of these Bylaws. Where a separate vote by one or more series or classes is required, a majority in voting power of the outstanding shares of such one or more series or classes present in person or by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

(b)    If a quorum fails to attend any meeting, the chairperson of the meeting or the holders of a majority in voting power of the outstanding shares of capital stock entitled to be voted at the meeting that are present, in person or by proxy, may adjourn the meeting to another place, date or time, without notice other than as specified in Section 2.5.

2.8    Organization. Such person as the Chairperson of the Board may have designated or, in the absence of such person, such person as the Board of Directors may have designated or, in the absence of such person, the Chief Executive Officer, or in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote at the meeting who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

2.9    Conduct of Business.

(a)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate, provided they are not inconsistent with any other provision of these Bylaws. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting shall have the right and authority to convene and (for any reason) to recess and/or adjourn the meeting, to determine the order of business and the procedure at the meeting, including such rules and regulation of the manner of voting and the conduct of discussion as seems to him or her in order, and to do all such acts as, in the judgment of such chairperson of the meeting, are appropriate for the proper conduct of the meeting.

(b)    Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

(c)    The chairperson of any meeting of stockholders shall have the power and duty to determine all matters relating to the conduct of the meeting, including determining whether any nomination or item of business has been properly brought before the meeting in accordance with these Bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 2.16(a)(iii)(C)(9)), and if the chairperson should so determine and declare that any nomination or item of business has not been properly brought before a meeting of stockholders, then such business shall not be transacted or considered at such meeting and such nomination shall be disregarded. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.10    Voting and Proxies.

(a)    At all meetings of stockholders, a stockholder may vote by proxy as may be permitted by law, provided that no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any proxy to be voted or acted upon at a meeting of stockholders must be delivered to the Secretary or his or her representative at or before the time of the meeting. Except as otherwise provided therein, proxies given with respect to a meeting of stockholders shall entitle the persons authorized thereby to vote at any adjournment or postponement of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held of record in the name of two or more persons shall be valid if executed by one of them unless prior to voting in accordance with the directions of the proxy, the Corporation receives a specific written notice to the contrary from any one of them and is furnished with a copy of the instrument or order appointing the proxy. Subject to the provisions of Section 212 of the DGCL and to any express limitation on the proxy’s authority provided in the instrument appointing the proxy, the Corporation is entitled to accept the proxy’s vote or other action as that of the stockholder authorizing such proxy to act as proxy.

(b)    In advance of any meeting of stockholders, the Board of Directors shall appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability and may perform such other duties not inconsistent herewith as may be requested by the Corporation.

2.11    Action at Meeting. Each matter other than the election of Directors submitted to the stockholders at any meeting at which a quorum is present shall, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of not less than a majority of the voting power of the outstanding shares of capital stock entitled to vote on such matter and present, in person or by proxy, at the meeting.

2.12    Record Date.

(a)    The Board of Directors may fix the record date in order to determine the stockholders entitled to notice of a meeting of stockholders, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date may not be more than 60 days nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors in its discretion may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this clause (a) at the adjourned meeting. If no record date is fixed pursuant to this clause (a), the record date for determining stockholders entitled to notice of or vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)    The Board of Directors may fix a record date in order to determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed pursuant to this clause (b), the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)    Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

2.13    Meetings by Remote Communications. Unless otherwise provided in the Certificate of Incorporation, if authorized by the Board of Directors, any annual or special meeting of stockholders, whether such meeting is to be held at a designated place or by means of remote communication, may be conducted, in whole or in part, by means of remote communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communications: (a) participate in such meeting of stockholders; and (b) be deemed present in person and vote at such meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.14    Reproductions. Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a stockholder or by the proxy or other agent of any stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, so long as the copy, facsimile or other reproduction is a complete reproduction of the entire original writing or electronic transmission.

2.15    Stockholders List for Meeting.

(a)    After the fixing of the record date for a meeting of stockholders, the Corporation shall prepare, at least 10 days before such meeting, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. The list shall be arranged in alphabetical order and by class or series of shares, and show the address of and number of shares registered in the name of each stockholder, but need not include an electronic mail address or other electronic contact information for any stockholder.

(b)    The list of stockholders shall be made available for inspection in accordance with Section 219 of the DGCL.

2.16    Notice of Stockholder Business and Nominations; Director Qualifications.

(a)    (i) At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations of persons for election or re-election to the Board of Directors or other business must be (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or (C) otherwise properly brought before the meeting by a stockholder in accordance with clauses (ii), (iii) and (iv) of this Section 2.16(a) (this clause (C) being the exclusive means for a stockholder to bring nominations or other business before an annual meeting of stockholders, other than business properly included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act). The provisions of Sections 2.16(a) and 2.16(b) apply to all nominations of persons for election to the Board of Directors.

(ii)    For nominations of any person for election or re-election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder (A) the stockholder must have given timely notice thereof in writing to the Secretary, which notice must also fulfill the requirements of clause (iii) of this Section 2.16(a); (B) the subject matter of any proposed business must be a matter that is a proper subject matter for stockholder action at such meeting; and (C) the stockholder must be a stockholder of record of the Corporation at the time the notice required by this Section 2.16(a) is delivered to the Corporation and must be entitled to vote at the meeting.

(iii)    To be considered timely notice, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the opening of business 120 days before, and not later than the close of business 90 days before, the first anniversary of the date of the preceding year’s annual meeting of stockholders. If no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then a stockholder’s notice, in order to be considered timely, must be received by the Secretary at the principal executive offices of the Corporation not earlier than the opening of business 120 days before the date of such annual meeting, and not later than the close of business on the later of (x) 90 days prior to the date of such annual meeting; and (y) the 10th day following the day on which Public Announcement of the date of such annual meeting was first made. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting or of a new record date for an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth the following information (and, if such notice relates to the nomination of any person for election or re-election as a Director of the Corporation, the questionnaire, representation and agreement required by Section 2.16(b) must also be delivered with and at the same time as such notice):

(A)    as to each person whom the stockholder proposes to nominate for election as a Director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case in accordance with Regulation 14A under the Exchange Act and such other information as may be required by the Corporation pursuant to any policy of the Corporation governing the selection of Directors publicly available (whether on the Corporation’s website or otherwise) as of the date of such notice; (2) such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a Director if elected; and (3) a description of all agreements, arrangements or understandings between the stockholder or any beneficial owner on whose behalf such nomination is made, or their respective affiliates, and each nominee or any other person or persons (naming such person or persons) in connection with the making of such nomination or nominations;

(B)    as to any business the stockholder proposes to bring before the meeting, (1) a brief description of such business; (2) the text of the proposal to be voted on by stockholders (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment); (3) the reasons for conducting such business at the meeting; and (4) a description of any direct or indirect material interest of the stockholder or of any beneficial owner on whose behalf the proposal is made, or their respective affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the Corporation or of a third party, or otherwise), and all agreements, arrangements and understandings between such stockholder or any such beneficial owner or their respective affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business;

(C)    as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the business is proposed or nomination is made (each, a “Party”), (1) the name and address of such Party (in the case of each stockholder, as they appear on the Corporation’s books); (2) the class or series and number of any shares of the Corporation that are owned, directly or indirectly, beneficially or of record by such Party or any of its affiliates (naming such affiliates); (3) a description of any agreement, arrangement or understanding (including any swap or other derivative or short position, profit interest, option, warrant, convertible security, stock appreciation or similar right with exercise or conversion privileges, hedging transactions, and securities lending or borrowing arrangement) to which such Party or any of its affiliates is, directly or indirectly, a party as of the date of such notice (x)

with respect to shares of stock of the Corporation, or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of security price changes (increases or decreases) for, or increase or decrease the voting power of such Party or any of its affiliates with respect to securities of the Corporation or which has a value derived in whole or in part, directly or indirectly, from the value (or change in value) of any securities of the Corporation, in each case whether or not subject to settlement in the underlying security of the Corporation (each such agreement, arrangement or understanding, a “Disclosable Arrangement”) (specifying in each case (I) the effect of such Disclosable Arrangement on voting or economic rights in securities in the Corporation, as of the date of the notice; and (II) any changes in such voting or economic rights which may arise pursuant to the terms of such Disclosable Arrangement); (4) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Party has a right to vote, directly or indirectly, any shares of any security of the Corporation; (5) any rights to dividends on the shares of the Corporation owned, directly or indirectly, beneficially by such Party that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in shares of the Corporation or Disclosable Arrangements held, directly or indirectly, by a general or limited partnership in which such Party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (7) any performance-related fees (other than an asset-based fee) that such Party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Disclosable Arrangements, if any, as of the date of such notice, including any such interests held by members of such Party’s immediate family sharing the same household; (8) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (9) a representation whether such Party intends, or is part of a group which intends, (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee; and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and

(D)    an undertaking by each Party to notify the Corporation in writing of any change in the information previously disclosed pursuant to clauses (A)(1), (A)(3), (B)(4) and (C) of this Section 2.16(a)(iii) as of the record date for determining stockholders entitled to receive notice of such meeting, by notice received by the Secretary not later than the 10th day following such record date, and thereafter by notice so given and received within two business days of any change in such information (and, in any event, by the close of business on the day preceding the meeting date).

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. In addition, a stockholder seeking to nominate a director candidate or bring another item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

(iv)    Notwithstanding anything in clause (iii) of this Section 2.16(a) to the contrary, in the event that the number of Directors to be elected to the Board of Directors at an annual meeting of stockholders is increased and there is no Public Announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 2.16(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation (it being understood that such notice must nevertheless comply with the requirements of clause (iii) of this Section 2.16(a)).

(b)    To be eligible to be a nominee for election or re-election by the stockholders as a Director of the Corporation or to serve as a Director of the Corporation, a person nominated by a stockholder for such election or re-election must deliver (not later than the deadline prescribed for delivery of notice under clause (iii) or (iv), as applicable, of Section 2.16(a)) to the Secretary a written questionnaire with respect to the background and qualification of such person and, if applicable, the background of any other person on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person: (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in such questionnaire; or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed in such questionnaire; and (iii) in such person’s individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected or re-elected as a Director, and will comply with, applicable law and all conflict of interest, confidentiality and other policies and guidelines of the Corporation (including the Corporation’s Corporate Governance Guidelines) applicable to Directors generally and publicly available (whether on the Corporation’s website or otherwise) as of the date of such representation and agreement.

(c)    Only such business shall be conducted at a special meeting of stockholders as shall have been specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting, (i) by or at the direction of the Board of Directors or any committee thereof and (ii) so long as and provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in Section

2.16(a)(iii) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the requirements set forth in Sections 2.16(a)(iii) and 2.16(b) as if such requirements referred to such special meeting; provided, however, that to be considered timely notice under this clause (c), a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which Public Announcement of the date of such special meeting was first made. In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for giving of a stockholder’s notice as described above. This clause (c) shall be the exclusive means for a stockholder to make nominations or other business proposals before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

(d)    Only such persons who are nominated for election or reelection as a director of the Corporation in accordance with the procedures, and who meet the other qualifications, set forth in the Section 2.16(a), (b) and (if applicable) (c) of these Bylaws shall be eligible to be elected as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws.

(e)    Without limiting the applicability of the foregoing provisions of this Section 2.16, a stockholder who seeks to have any proposal or potential nominee included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act. Except for the immediately preceding sentence, nothing in this Section 2.16 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (ii) the holders of any class or series of Preferred Stock, voting as a class separately from the holders of common stock, to elect Directors pursuant to any applicable provisions of such class or series Preferred Stock or the Certificate of Incorporation. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

2.17     Requirement to Appear. Notwithstanding anything to the contrary contained in Section 2.16, if the stockholder that has provided timely notice of a nomination or item of business in accordance with Section 2.16 (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present such nomination or item of business, such proposed business shall not be transacted and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

2.18    Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.

ARTICLE III

DIRECTORS

3.1    Powers. All corporate power shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, its Board of Directors. The Board of Directors may exercise all the powers and authority of the Corporation and do all such lawful acts and things except (a) as are by law or otherwise required or directed to be exercised or done by the stockholders; or (b) as and to the extent set forth in the Certificate of Incorporation or these Bylaws.

3.2    Number, Election and Qualification. The number of Directors shall be such number as is from time to time determined in the manner provided in the Certificate of Incorporation. Except as otherwise provided by these Bylaws, each Director shall be elected by the vote of the majority of the votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of Directors to be elected (a “Contested Election”), the Directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 3.2, a majority of votes cast shall mean that the number of votes cast “for” a Director’s election exceeds the number of votes cast “against” that Director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that Director’s election). In order for any incumbent Director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event an incumbent Director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Governance and Nominating Committee, or such other committee designated by the Board of Directors pursuant to these Bylaws, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release or filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant. If the Board of Directors accepts a Director’s resignation pursuant to this Section 3.2, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board of Directors may fill the resulting vacancy in accordance with Section 3.3 of these Bylaws.

3.3    Vacancies; Reduction of Board. Any vacancy or newly created directorship in the Board of Directors, however occurring, may be filled only in the manner provided in and to the extent permitted under the Certificate of Incorporation. A vacancy that will occur at a specific later date may be filled before the vacancy occurs; provided that but the new Director may not take office until the vacancy occurs, and the Board may, with or without cause, revoke the action filling such vacancy at any time prior to the new Director’s taking office.

3.4    Resignation. Any Director may resign at any time by delivering his or her resignation in writing or by electronic transmission to the Board of Directors, the Chairperson of the Board (if any) or to the Corporation at its principal executive office. Such resignation shall be effective upon receipt unless it is specified therein to be effective at some later time, and the acceptance of a resignation shall not be necessary to make it effective unless such resignation specifies otherwise.

3.5    Removal. Any Director, or the entire Board of Directors, may only be removed from office in the manner provided in and to the extent permitted under the Certificate of Incorporation.

3.6    Meetings.

(a)    Annual Meetings. The Board of Directors shall meet for the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders. Notice of such meeting need not be given. In the event such annual meeting of stockholders is not held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware), called in the manner provided in Section 3.6(c).

(b)    Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such time or times, on such date or dates and at such place or places as the Board of Directors may from time to time determine and publicize among all Directors. A notice of each regular meeting shall not be required.

(c)    Special Meetings. Special meetings of the Board of Directors may be called by two Directors then in office, by the Chairperson of the Board, or by the Chief Executive Officer, and shall be held at such place, on such date, and at such time as they or he or she shall fix.

3.7    Notice of Special Meeting. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director. Except as otherwise provided by law, notice of each such meeting shall be mailed to each Director, addressed to such Director at his or her residence or usual place of business, at least 48 hours prior to such meeting, provided that in lieu thereof, notice may be delivered to each Director personally or by telephone or sent by facsimile, electronic mail or other electronic transmission, not later than noon of the calendar day before the day on which such meeting is to be held. A notice of a special meeting of the Board of Directors need not specify the purposes of the meeting unless required by the Certificate of Incorporation or these Bylaws. Notice of any meeting of the Board shall not, however, be required to be given to any Director who submits a signed waiver of notice, or waives notice of such meeting by electronic transmission, whether before or after the meeting, or if he or she attends such meeting for any purposes other than to protest the sufficiency of the notice thereof at the beginning of the meeting; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given to all of the Directors if all the Directors of the Corporation then in office waive notice thereof.

3.8    Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized Directors shall constitute a quorum for all purposes; provided, however, that if a quorum of Directors shall fail to attend any meeting, any number of Directors (whether one or more and whether or not constituting a quorum) constituting a majority of Directors present at such meeting may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

3.9    Action at Meeting. At any meeting of the Board of Directors at which a quorum is present (or such smaller number as may make a determination pursuant to Section 144 of the DGCL or any successor provision), business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present at such meeting at which there is a quorum, except as is required or provided by law, by the Certificate of Incorporation or by any other provision of these Bylaws.

3.10    Action Without Meeting. Unless the Certificate of Incorporation otherwise provides, any action required or permitted to be taken by the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. A consent signed or delivered under this Section 3.10 has the effect of a meeting vote and may be described as such in any document.

3.11    Telephone Conference Meetings. Unless otherwise restricted by the Certificate of Incorporation, any or all Directors may participate in a regular or special meeting of the Board of Directors, or any meeting of any committee thereof, by, or conduct the meeting through the use of, any means of communication by which all Directors participating may hear each other during the meeting. A Director participating in a meeting by this means is considered to be present in person at the meeting.

3.12    Rules and Regulations. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper, not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation or the other provisions of these Bylaws.

3.13    Committees.

(a)    Designation of Committees. The Board of Directors shall, by resolution or resolutions passed by a majority of the Board of Directors, designate and appoint one or more of its members to an Audit Committee, a Compensation Committee and a Governance and Nominating Committee, with such lawfully delegable powers and duties as it thereby confers. Unless otherwise provided by the Certificate of Incorporation, the Board of Directors may from time to time elect from its members one or more other committees of the Board and may delegate thereto such lawfully delegable powers and duties as it thereby confers. All members of any committee of the Board of Directors shall serve at the pleasure of the Board of Directors, and subject to the first sentence of this clause (a), the Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its actions to the Board of Directors. Unless otherwise provided in a resolution or resolutions of the Board of Directors designating the committee, the Board of Directors shall have the power to rescind any action of any such committee, but no such rescission shall have retroactive effect.

(b)    Alternates; Substitution of Members. The Board of Directors may, subject to any requirements specifically set forth in this Section 3.13, designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

(c)    Delegable Authority. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of Directors) required by the DGCL to be submitted to stockholders for approval; or (ii) adopt, amend or repeal the Bylaws of the Corporation.

(d)    Term. The Board, subject to the requirements specifically set forth in this Section 3.13 and subject to the applicable requirements of law (including the rules or regulations of any stock exchange applicable to the Corporation), may at any time change, increase or decrease the number of members of a committee or terminate the existence of a committee. A Director’s membership on a committee shall terminate on the date of his or her death or resignation, but the Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may, subject to any requirements specifically set forth in this Section 3.13, fill any committee vacancy created by death, resignation, or removal or increase in the number of members of the committee.

(e)    Conduct of Business of Committees. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. A majority of the members of the committee shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum, except to the extent that the presence of a larger number of members is required by the charter of such committee; and all matters shall be determined by a majority vote of the members present, except to the extent a charter of a committee otherwise requires.

3.14    Compensation. Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including their services as members of committees of the Board of Directors.

ARTICLE IV

OFFICERS

4.1    Appointment; Term of Office. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect at least the following officers: a Chairperson of the Board, a Chief Executive Officer, a Chief Financial Officer, a President, a Treasurer and a Secretary. In addition, the Board of Directors may elect one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. The Board of Directors may also elect, appoint, or provide for the appointment of such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation. Each officer of the Corporation shall hold office for such term as may be prescribed by the Board of Directors and until his or her successor is chosen and qualifies or until his or her earlier death, disqualification, resignation or removal, and shall perform such duties as from time to time shall be prescribed by these Bylaws or, to the extent consistent with these Bylaws, by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. The Board of Directors may fill any vacancy occurring in any office of the Corporation at any regular or special meeting. Two or more offices may be held by the same person. No officer need be a stockholder or Director, except that the Chairperson of the Board shall be chosen from among the Directors.

4.2    Resignation. Any officer may resign by delivering his or her written resignation to the Corporation at its principal office, and such resignation shall be effective upon receipt unless it is specified to be effective at a later time. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.

4.3    Removal. The Board of Directors may remove any officer with or without cause. Nothing herein shall limit the power of any officer to discharge any subordinate.

4.4    Powers and Duties; Delegation.

(a)    Each officer of the Corporation shall have such duties and powers as are customarily incident to his or her office (subject to the direction and control of the Board of Directors and except as otherwise provided by these Bylaws or by resolution of the Board), and such other duties and powers as may be designated from time to time by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of such other officer.

(b)    Whenever an officer or officers is absent, or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of any officer or officers to any Director or Directors.

(c)    The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any other provision hereof.

4.5    Compensation. The compensation of the officers of the Corporation for their services as officers to the Corporation shall be fixed from time to time by or at the direction of the Board of Directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a Director of the Corporation.

ARTICLE V

CAPITAL STOCK

5.1    Issuance and Consideration. Subject to any applicable requirements of law, the Certificate of Incorporation or these Bylaws, the Board of Directors may direct the Corporation to issue the number of shares of each class or series of stock authorized by the Certificate of Incorporation. Subject to any applicable requirements of law or the Certificate of Incorporation, the Board of Directors shall determine the terms upon which the rights, options, or warrants for the purchase of shares or other securities of the Corporation are issued by the Corporation and the terms, including the consideration, for which the shares or other securities are to be issued.

5.2    Share Certificates. If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the Corporation and that it is organized under the laws of the State of Delaware; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. The front or back of each certificate shall also set forth any information or statement required to be set forth thereon by the DGCL. Unless shares can be issued only in uncertificated form as contemplated by Section 5.3, each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by two authorized officers of the Corporation, including, but not limited to, the Chairperson of the Board, the Vice-Chairperson (if any) of the Board, the President, a Vice-President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her in the Corporation. Any or all of the signatures on the certificate may be by facsimile, and any such certificate shall bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

5.3    Uncertificated Shares. The Board of Directors may authorize the issue of some or all of the shares of any or all of the Corporation’s classes or series of capital stock without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. To the extent required by the DGCL, within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the stockholder a written statement of the information required by the DGCL to be on physical share certificates of the Corporation.

5.4    Lost, Stolen or Destroyed Certificates. The Board of Directors may, subject to Section 167 of the DGCL, determine the conditions upon which a new share certificate may be issued in place of any certificate alleged to have been lost, destroyed, or stolen. The Board of Directors may, in its discretion, require the owner of such share certificate, or his or her legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the new certificate.

5.5    Transfers. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to any restrictions on transfer, shares of stock represented by certificates may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such transfer shall be recorded upon the books of the Corporation, and the Corporation shall send to the registered transferee a written notice containing the information required by Section 151(f) of the DGCL. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

5.6    Regulations. To the fullest extent permitted by law, the issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

5.7    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI

CORPORATE RECORDS

6.1    Records to be Kept. The Corporation shall keep as permanent records minutes of all meetings of its stockholders, Board of Directors and committees thereof, and a record of all actions taken by the stockholders or Board of Directors and committees thereof without a meeting. The Corporation or its agent shall maintain a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders, in alphabetical order by class or series of shares showing the number and class or series of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

ARTICLE VII

INDEMNIFICATION AND INSURANCE

7.1    Power to Indemnify in Action, Suits or Proceedings. Subject to the limitations set forth in Section 7.4, the Corporation shall indemnify and hold harmless to the fullest extent authorized by the DGCL, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment), or by other applicable law as then in effect, any person who was or is a party to or is threatened to be made a party to or is involved in (including as a witness) any proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is an Eligible Person (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as an Eligible Person or in any other capacity while serving in such official capacity, against all expense, liability and loss (including attorneys’ and other professionals’ fees, judgments, fines, ERISA taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.

7.2    Expenses Payable In Advance. To the fullest extent authorized by Delaware law, each Indemnitee shall, subject in all events to satisfaction of the terms and conditions set forth in or imposed pursuant to clauses (a) and (b) of this Section 7.2 and to the limitations contained in Section 7.4, have the right to be paid by the Corporation the expenses (including attorneys’ and other professionals’ fees and disbursements and court costs) actually and reasonably incurred in defending any proceeding described in Section 7.1 in advance of its final disposition (an “advancement of expenses”) upon (a) the receipt of an undertaking (an “undertaking”) by or on behalf of such person to cooperate with the Corporation and its insurers in connection with the proceeding and any related matter and to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such person is not entitled to be indemnified by the Corporation for such expenses pursuant to this Article VII (it being understood that no collateral securing or other assurance of performance of such undertaking shall be required of such Indemnitee by the Corporation) and (b) in the case of an advancement of expenses for any Indemnitee other than a present or former Director of the Corporation, such other terms and conditions as the Corporation, in its sole discretion, deems appropriate.

7.3    Indemnification and Advancement of Expenses to Certain Other Persons. The Corporation may, by action of its Board of Directors, from time to time grant rights to indemnification and advancement of expenses to such persons and with such scope and effect as the Board of Directors may determine, subject to applicable law. The Board of Directors may delegate to the appropriate officers of the Corporation the decision to grant from time to time rights to indemnification and advancement of expenses pursuant to this Section 7.3 to any employee or agent of the Corporation who is not an Eligible Person.

7.4    Limitations. No Eligible Person shall be entitled to any advancement of expenses for, or to indemnification from or to be held harmless by the Corporation against expenses, liabilities or losses, incurred by him or her in commencing or prosecuting any proceeding (except as provided in Section 7.5), but such advancement of expenses and indemnification and hold harmless rights may be provided by the Corporation in any specific instance as permitted by Sections 7.7 or 7.9, or in any specific instance in which the Board of Directors or any person designated to grant such authorization pursuant to a resolution adopted by the Board of Directors shall first authorize the commencement or prosecution of such a proceeding.

7.5    Enforcement. The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall be enforceable by any person entitled to such indemnification or advancement of expenses (following final disposition of any proceeding entitling such person thereto) in any court of competent jurisdiction. To the fullest extent permitted by law, if successful in whole or in part in any such proceeding, or in a proceeding brought by the Corporation to recover an advancement of expenses, the person entitled to such indemnification or advancement of expenses (following final disposition of any proceeding entitling such person thereto) shall be entitled to be paid also the expense of prosecuting or defending such suit. Notice of any application to a court by an Indemnitee pursuant to this Section 7.5 shall be given to the Corporation promptly upon the filing of such application; provided, however, that such notice shall not be a requirement for an award of or a determination of entitlement to indemnification or advancement of expenses.

7.6    Certain Definitions. For purposes of this Article VII: (a) a “proceeding” means any threatened, pending or completed action, suit or proceeding (or part thereof), whether civil, criminal, administrative or investigative, or any appeal therefrom; and (b) an “Eligible Person” is any person who is or was, or has agreed to become, (i) a Director or officer of the Corporation or, (ii) a Director or officer of the Corporation who, while such a Director or officer, is or was serving at the request of the Corporation as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan.

7.7    Non-Exclusivity and Survival of Indemnification.

(a)    The rights to indemnification and to the advancement of expenses provided by or granted pursuant to this Article VII shall be deemed independent of, and shall not be deemed exclusive of or a limitation on, any other rights to which any person seeking indemnification or advancement of expenses may be entitled or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or of disinterested Directors or otherwise, both as to such person’s official capacity and as to action in another capacity while holding such office, it being the intent of the Corporation that indemnification of and advancement of expenses to Indemnitees shall be made to the fullest extent permitted by law, including as a result of any amendment of the DGCL expanding the right of corporations to indemnify and advance expenses.

(b)    The Corporation’s obligation, if any, to indemnify, to hold harmless, or to provide advancement of expenses to any Indemnitee who was or is serving at its request as a Director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity (including service with respect to an employee benefit plan) shall be reduced by any amount such Indemnitee actually collects as indemnification, holding harmless, or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust or other enterprise nonprofit entity.

(c)    The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be an Eligible Person (or in the case of any other person entitled to indemnity granted pursuant to this Article VII, has ceased to serve the Corporation) and shall inure to the benefit of the estate, heirs, legatees, distributes, executors, administrators and other comparable legal representatives of such person.

7.8    Contractual Rights. The rights conferred upon any person in this Article VII shall be contract rights and such rights shall continue as to any person who has ceased to be a Director, officer, employee, trustee or agent, and shall inure to the benefit of such person’s heirs, executors and administrators. A right to indemnification or to advancement of expenses arising under any provision of this Article VII shall not be eliminated or impaired by an amendment, alteration or repeal of any provision of these Bylaws after the occurrence of the act or omission that is the subject of the proceeding for which indemnification or advancement of expenses is sought (even in the case of a proceeding based on such a state of facts that is commenced after such time).

7.9    Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance, at its expense, on behalf of itself and any person who is or was a Director, officer, employee, agent or manager of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan, against any expense, liability or loss, whether or not the Corporation would have the power or the obligation to indemnify such person against such expense, liability or loss under Delaware law. Nothing contained in this Article VII shall prevent the Corporation from entering into with any person any agreement that provides independent indemnification, hold harmless or exoneration rights to such person or further regulates the terms on which indemnification, hold harmless or exoneration rights are to be provided to such person or provides independent assurance of the Corporation’s obligation to indemnify, hold harmless and/or exonerate such person, whether or not such indemnification, hold harmless or exoneration rights are on the same or different terms than provided for by this Article VII or is in respect of such person acting in any other capacity, and nothing contained herein shall be exclusive of, or a limitation on, any right to indemnification, to be held harmless, to exoneration or to advancement of expenses to which any person is otherwise entitled. The Corporation may create a trust fund, grant a security interest or use other means (including a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and the advancement of expenses as provided in this Article VII.

7.10    Severability. If this Article VII or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, this Article VII shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, this Article VII and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1    Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors. If the Board makes no determination to the contrary, the fiscal year of the Corporation shall be the twelve months ending with December 31 in each year.

8.2    Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Treasurer or Assistant Secretary (if there be such officers appointed).

8.3    Execution of Instruments. The Board of Directors may authorize, or provide for the authorization of, officers, employees or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

8.4    Voting of Securities. Unless otherwise provided by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power or power of substitution, at any meeting of stockholders or securityholders of any other corporation, entity or organization, any of whose securities or interests are held by the Corporation.

8.5    Amendments. Except as otherwise specifically provided by the DGCL, these Bylaws may be added to, amended, altered or repealed, in the manner provided in the Certificate of Incorporation, by the Board of Directors. .

8.6    Construction. The words “include” and “including” and similar terms shall be deemed to be followed by the words “without limitation.” Whenever used in these Bylaws, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Any reference in these Bylaws to a provision of any statute shall be deemed to include any successor provision. Unless the context otherwise requires, the term “person” shall be deemed to include any natural person or any corporation, organization or other entity.

8.7    Reliance upon Books, Reports and Records. Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters that such Director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IX

DEFINITIONS

As used in these Bylaws, unless the context otherwise requires, the term:

9.1    “advancement of expenses” is defined in Section 7.2.

9.2    “Board” and “Board of Directors” means the Board of Directors of the Corporation.

9.3    “Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of the Corporation, as amended, modified, restated and in effect from time to time, including any certificate of designations in effect from time to time with respect to Preferred Stock.

9.4    Corporate Governance Guidelines” means the corporate governance guidelines of the Corporation, as amended, modified, restated and in effect from time to time.

9.5    “Corporation” means Sabre Corporation.

9.6    “DGCL” means the General Corporation Law of the State of Delaware, as in effect from time to time.

9.7    “Disclosable Arrangement” is defined in Section 2.16(a)(iii)(C).

9.8    “Eligible Person” is defined in Section 7.6(b).

9.9    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

9.10    “final adjudication” is defined in Section 7.2(a).

9.11    “Indemnitee” is defined in Section 7.1.

9.12    “Party” is defined in Section 2.16(a)(iii)(C).

9.13    “Preferred Stock” means the preferred stock of the Corporation.

9.14    “proceeding” is defined in Section 7.6(a).

9.15    “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

9.16    “undertaking” is defined in Section 7.2(a).

9.17    “Voting Commitment” is defined in Section 2.16(b).

23